Exhibit 10.12

THIRD AMENDMENT TO CONSULTING AGREEMENT

THIS THIRD AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made on this 28th day of February 2017 with the amendment contained herein to be effective as of July 22, 2015 (the “Effective Date”) between Scott A. Reines, MD, PhD (“Consultant”) and Avenue Therapeutics, Inc., having offices at 2 Gansevoort, 9th Floor, New York, NY 10014 (“Avenue”).

WHEREAS, Consultant and Avenue are party to that certain Consulting Agreement, dated as of July 22, 2015 (as amended on January 25, 2016 and again on August 2, 2016, the “Consulting Agreement”); and

WHEREAS, Avenue and Consultant wish to amend the Consulting Agreement in order to alter certain provisions regarding the assignment by Consultant to the Company of proprietary inventions created in connection with the performance of his services for the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.            AMENDMENT TO SECTION 5 OF THE CONSULTING AGREEMENT. The heading Section 5 of the Consulting Agreement is hereby amended and restated in its entirety to read: “Confidential Information; Inventions”. The content of Section 5 of the Consulting Agreement is hereby amended by adding the following subsections to the end thereof:

“(d)          The Consultant agrees that all inventions, discoveries, improvements and patentable or copyrightable works (“Inventions”) initiated, conceived or made by him, either alone or in conjunction with others, made while performing the Services, shall be the sole property of Avenue to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101). Avenue shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. The Consultant hereby assigns to Avenue all right, title and interest he may have or acquire in all such Inventions. The Consultant further agrees to assist Avenue in every proper way (but at Avenue’s expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Consultant will execute all documents necessary:

i.	to apply for, obtain and vest in the name of Avenue alone (unless Avenue otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

ii.	to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

(e)          Consultant agrees that any breach of this Section 5 by Consultant would cause irreparable damage to Avenue, and that monetary damages alone would not be adequate to repair such harm. In the event of such breach or threatened breach, Avenue shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of Consultant’s obligations under this Section. In the event that an actual proceeding is brought in equity to enforce this Section, Consultant shall not urge as a defense that there is an adequate remedy at law nor shall Avenue be prevented from seeking any other remedies which may be available to it.

(f)          The provisions of this Section 5 shall survive any termination of this Agreement.”

2.            REMAINDER OF CONSULTING AGREEMENT. Except as expressly set forth in this Amendment, the provisions of the Consulting Agreement will remain in full force and effect, in their entirety, in accordance with their terms.

3.            MISCELLANEOUS. This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles of any jurisdiction. The parties agree that this Amendment may only be modified in a signed writing executed by each of the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

AVENUE THERAPEUTIC, INC.

By:	/s/ Lucy Lu

Name: Lucy Lu

Title: President and CEO

SCOTT A. REINES, MD, PHD

/s/ Scott A. Reines MD 2/28/2017

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